ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

黃馳維會計師事務所
香港執業會計師
香港皇后大道中三五九至三六一號
南島商業大廈七樓
電話：二八五一七九五四
傳真：二五四五四〇八六

ALBERT WONG
B.Soc., Sc., ACA., LL.B.,
CPA(Practising)

January 19, 2011

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Re: Oakridge International Corporation

Dear Sirs/Madams:

We have read the statements that we understand Oakridge International Corporation will include under Item 4.01 of the Form 8-K report, dated January 19, 2011, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

Certified Public Accountants